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                                     January 25, 1999 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.11
                                                    TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 65,308,512   7.258%    $  378,956    $  378,956   $12,429,694       53,257,774
  R                100             0   7.258%             0             0             0                0
  B-1        5,257,000     3,762,360   7.258%        21,831        21,831       338,690        3,445,502
  B-2       13,142,815     9,406,125   7.258%        54,579        54,579       846,744        8,613,960

          $350,471,515    78,476,998             $  455,367    $  455,367   $13,615,128     $ 65,317,237




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